Exhibit 1.01

Roku, Inc.
Conflict Minerals Report
For the period January 1, 2023 to December 31, 2023
This Conflict Minerals Report (the “Report”) of Roku, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the period January 1, 2023 to December 31, 2023 (the “Current Period”).
The Rule requires disclosure of certain information when gold, columbite-tantalite (coltan), cassiterite and wolframite, and their derivatives, tantalum, tin and tungsten (“Conflict Minerals”) are necessary to the functionality or production of the products that the company manufactures or contracts to manufacture. The Rule relates to the sourcing of Conflict Minerals from certain “Covered Countries,” which are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, Conflict Minerals are necessary to the functionality or production of certain of the Company’s products.
References to our websites and information available through these websites are not intended to incorporate the websites or that information into the Report.
The Company does not manufacture any products. Instead, the Company contracts with its direct suppliers, which are contract manufacturers and original design manufacturers, to manufacture or design its products to the Company’s specifications. During the Current Period, all of the hardware products that the Company contracted to manufacture contained Conflict Minerals necessary to the functionality or production of those products, including Roku-branded TVs, players, remotes, audio equipment, smart home products, and other electronics (collectively, the “Covered Products”). This Report applies to Covered Products the manufacture of which was completed during the Current Period.
Forward-Looking Statements
This Report may contain forward-looking statements that reflect our expectations with respect to our Conflict Minerals program. Statements in this Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, due diligence and risk mitigation efforts, strategy, and future reporting constitute forward-looking statements. Any statements contained in this Report that are not statements of historical fact may also be deemed to be forward-looking statements. For example, the words “could,” “may,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, some of which may be outside of our control, and which could cause actual events to differ materially from those expressed or implied by the statements made herein. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers, third-party audit programs or others as well as the possibility of future statutory and regulatory changes.
Reasonable Country of Origin Inquiry
For the Current Period, the Company conducted a good faith reasonable country-of-origin inquiry (“RCOI”) regarding the Conflict Minerals necessary to the Covered Products. The RCOI was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. The RCOI consisted principally of requesting that our direct suppliers of Covered Products (“Suppliers”) provide us with country-of-origin information on the Conflict Minerals used in Covered Products. Based on the information we received, we have reason to believe that some of the Conflict Minerals contained in the Covered Products may have originated from Covered Countries.
Conflict Minerals Due Diligence Program Design
We designed our Conflict Minerals due diligence program to conform, in all material respects, to the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplement on Gold and Supplement on Tin, Tantalum and Tungsten, consistent with the Company’s position as a downstream company.

OECD Guidance Step 1: Maintain Strong Company Management Systems
•We have adopted a written policy statement on Conflict Minerals which is publicly available on our website at https://ir.roku.com/corporate-governance/governance-overview.
•We have organized an internal team, which includes members from our operations, legal, and finance organizations, that is responsible for overseeing our Conflict Minerals program.
•Our Conflict Minerals team reports its findings to our Chief Accounting Officer and our General Counsel.
•We request that our Suppliers report to us on an annual basis on the use of Conflict Minerals in their products using the Conflict Minerals Reporting Template (the “CMRT”) published by the Responsible Minerals Initiative (the “RMI”).
•We maintain a grievance hotline for reporting policy violations.
OECD Guidance Step 2: Identify and Assess Risks in the Supply Chain
•We send a request for our Suppliers to submit to us a completed CMRT.
•We follow up with Suppliers on incomplete or inconsistent CMRT submissions.
•We attempt to identify high-risk smelters and refiners in our supply chain by comparing the smelters and refiners identified by Suppliers as potentially supplying Conflict Minerals for use in the Covered Products against the list of smelters and refiners that are identified as “conformant” or “active” with the RMI’s Responsible Minerals Assurance Process (“RMAP”) assessment protocols, as well as against the list of refiners identified on the current Good Delivery List of the London Bullion Market Association (“LBMA”), as applicable.
OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks
•We contact our Suppliers that report the use of smelters or refiners that may not be identified by RMAP as “conformant” or “active” or on the LBMA Good Delivery List to confirm whether they have discontinued use of such smelter or refiner.
•We ask our Suppliers to encourage smelters or refiners that are not conformant with RMAP to participate in the RMAP.
•If we determine that a Supplier is sourcing Conflict Minerals that may be financing armed conflict or human rights abuses in the Covered Countries, we will determine an appropriate course of action to engage with that Supplier, which may include requesting that the Supplier remove a red-flag smelter or refiner from its supply chain.
OECD Guidance Step 4: Support the Development and Implementation of Independent Third-Party Audits
•We do not have a direct relationship with the smelters and refiners, and we rely on the independent audits of smelters and refiners that the RMI (and similar organizations) conduct through the RMAP or that are coordinated through the Responsible Sourcing Programme of the LBMA.
OECD Guidance Step 5: Report on Supply Chain Due Diligence
•We publish our Conflict Minerals Report on an annual basis. This Report is available on our website at https://www.roku.com/investor/sec-filings.
Due Diligence Results
Smelters and Refiners Identified
We received a CMRT from each of our Suppliers. Based on the information provided by our Suppliers for the Current Period, we have reason to believe that some of the Conflict Minerals used in the Covered Products originated from Covered Countries. In certain cases, information provided by our Suppliers was incomplete or unverifiable and may not have included responses from all of their suppliers. Further, we were unable to determine the country of origin of all of the Conflict Minerals necessary to the manufacture of the Covered Products. In addition, some of our Suppliers provided us with smelter and refiner information on a company-wide basis and not on a product-specific basis, and as a result some of the smelters or refiners identified may not actually have supplied Conflict Minerals for use in the Covered Products.

The Suppliers identified 215 smelters and refiners, and we evaluated each of them based on the RMAP audit and the LBMA Good Delivery List. All of these smelters and refiners were identified by RMAP as “conformant” for the Current Period.

The results of our due diligence on the Conflict Minerals used in Covered Products for the Current Period, based on the information provided by our Suppliers, are as set forth below:

	Tin	Tantalum	Tungsten	Gold	Total
Total number of smelters or refiners..................	65	32	31	87	215
Total number (%) of smelters or refiners identified by RMAP as “Conformant” or “Active”	65 (100%)	32 (100%)	31 (100%)	87 (100%)	215 (100%)
Total number (%) of “Conformant” smelters or refiners............................................................	65 (100%)	32 (100%)	31 (100%)	87 (100%)	215 (100%)
Total number (%) of “Active” smelters or refiners................................................................	0	0	0	0	0
Our supply chain with respect to the Covered Products is complex, and, as a downstream purchaser, we are many steps removed from the mining and smelting or refining of the Conflict Minerals. Accordingly, we do not have direct relationships with smelters and refiners of Conflict Minerals. We believe the smelters and refiners are in the best position in the supply chain to determine the origin of the ores, and tracing these minerals to their sources is a challenge that requires us to enlist our Suppliers in our efforts to achieve supply chain transparency, including our effort to obtain information regarding the origin of the Conflict Minerals. The information provided by Suppliers may be inaccurate or incomplete or subject to other irregularities. Because of our relative location within the supply chain in relation to the actual extraction, transport, smelting, and refinement of Conflict Minerals, our ability to verify the accuracy of information reported by Suppliers is limited. We also rely on third-party organizations to determine the accuracy of representations that upstream producers are “conflict-free,” and are not in a position to independently determine the “conflict-free” nature of Conflict Minerals used in the Covered Products for the Current Period. Attached as Appendix A is a list of the smelters and refiners reported to us by our Suppliers for the Current Period.
Efforts to Determine Mine or Location of Origin
We requested mine or location of origin information from each of our Suppliers in order to determine the country of origin of the Conflict Minerals in our supply chain. Based on country-of-origin information provided by our Suppliers:
•The Conflict Minerals contained in Covered Products that may have originated from the Covered Countries may have come from Burundi, the Democratic Republic of the Congo, and Rwanda. In some cases, the locations of the mines were unknown and not identified in the CMRT. In other cases, the responses indicated that the minerals were from the Covered Countries but did not identify specific countries.
•The Conflict Minerals contained in Covered Products that may have originated outside the Covered Countries may have come from one or more of the following: Australia, Belgium, Bolivia, Brazil, Canada, Chile, China, Indonesia, Japan, Malaysia, Peru, Portugal, Russia, Singapore, Spain, Switzerland, Vietnam, or United States.
•Some of the Conflict Minerals contained in Covered Products may have come from recycled and scrap sources.
•Some of the Conflict Minerals contained in Covered Products may have originated from the conflict-affected and high-risk areas.
We do not have privity of contract with any verifiable smelter or refiner or control over the origin or the sourcing of any Conflict Minerals processed by any verifiable smelter or refiner. We do not source any conflict minerals directly from smelters or refiners in Russia.
We note that the country-of-origin information provided by our Suppliers was incomplete. While we contacted our Suppliers to obtain more complete country-of-origin information, as of the date of this Report, we have been unable to obtain complete country-of-origin information. In addition, as with the list of smelters and refiners, many responses were provided at the company level and, therefore, this list of countries may identify more countries of origin than were actually the source of the Conflict Minerals in the Covered Products.

Steps to be Taken to Mitigate Risk
Following the Current Period, we have taken, or intend to take, the following actions to mitigate the risk that the Conflict Minerals in the Covered Products could finance armed groups in the Covered Countries:
•We will continue to engage with our Suppliers to obtain additional visibility into the sourcing of Conflict Minerals in our supply chain.
•We will encourage our Suppliers to engage with their upstream smelters and refiners to ensure that they become or remain RMAP-conformant.
•We intend to develop strategies to address incidents and allegations concerning the Conflict Minerals used in our supply chain as they arise.

Appendix A
List of Smelters and Refiners

Metal (*)	Name of Smelter or Refiner	Smelter or Refiner Country
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Agosi AG	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Ronnskar	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asahi Refining Canada Ltd.	Canada
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	LS MnM Inc.	Korea, Republic of
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey

Metal (*)	Name of Smelter or Refiner	Smelter or Refiner Country
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	MKS PAMP S.A.	Switzerland
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Torecom	Korea, Republic of
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	SAFINA A.S.	Czechia
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	T.C.A S.p.A	Italy
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Abington Reldan Metals, LLC	United States of America
Gold	L'Orfebre S.A.	Andorra
Gold	Italpreziosi	Italy
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	NH Recytech Company	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China

Metal (*)	Name of Smelter or Refiner	Smelter or Refiner Country
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	AMG Brasil	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	NPM Silmet AS	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	QuantumClean	United States of America
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	Materion Newton Inc.	United States of America
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Alpha	United States of America
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia

Metal (*)	Name of Smelter or Refiner	Smelter or Refiner Country
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	CV Ayi Jaya	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Sukses Inti Makmur (SIM)	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	PT Bangka Serumpun	Indonesia
Tin	Tin Technology & Refining	United States of America
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	DS Myanmar	Myanmar
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China

Metal (*)	Name of Smelter or Refiner	Smelter or Refiner Country
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States of America
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Jintai New Material Co, Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Kennametal Fallon	United States of America
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Hunan Shizhuyuan Nonferrous Matals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Niagara Refining LLC	United States of America
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	Hubei Green Tungstern Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil